CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

December 22, 2015, 2015

Date of Report

(Date of Earliest Event Reported)

DYNARESOURCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30371	94-1589426
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W. Las Colinas Blvd., Suite 744 East Tower, Irving, Texas 75039

(Address of principal executive offices (zip code))

(972) 868-9066

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)                 Effective December 22, 2015, the Board of Directors of DynaResource, Inc. (the “Company”) adopted the First Amendment to the Amended and Restated Bylaws of the Company (the “First Amendment”), to restate Article III, Section 3.02 thereof in its entirety. The effect of the First Amendment is to alter the permitted composition of the Board of Directors of the Company, consistent with both (i) the June 29, 2015 Certificate of Amendment filed with the Secretary of State of the State of Delaware (the “Certificate of Amendment”) and (ii) the current composition of the Board.

Prior to the Certificate of Amendment, the Board was comprised of directors divided into two classes: the Class I Directors were elected by the vote of the holders of the issued and outstanding shares of Series A Preferred Stock voting together as a single class, and the Class II Directors were elected by the vote of the holders of the issued and outstanding shares of Common Stock voting together as a single class.

Following the Certificate of Amendment, and pursuant to the First Amendment, the Board of Directors shall be divided into three classes of directors, Class I Directors, Class II Directors and Class III Directors, all of whom shall be eligible for election at each annual meeting of the stockholders. No changes have been made in the election of the Class I or the Class II Directors. The Class III Directors shall be elected by the vote of the holders of the issued and outstanding shares of Series C Preferred Stock voting together as a single class (and to the extent that no shares of Series C Preferred Stock are issued and outstanding, then the Class III Directors shall be elected by the vote of the holders of the issued and outstanding shares of Common Stock voting together as a single class).

The First Amendment to the Amended and Restated Bylaws of the Company is attached as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1 *	First Amendment to the Amended and Restated Bylaws of the Company

_______________

* Filed herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNARESOURCE, INC.
(Registrant)

By: /s/ K.W. Diepholz
Name: K.W. Diepholz
Title: Chairman and CEO

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EXHIBIT INDEX

Exhibit Number	Description
3.1 *	First Amendment to the Amended and Restated Bylaws of the Company

_______________

* Filed herewith

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